Exhibit 4.18

BYLAWS

OF

MCBC INTERNATIONAL HOLDCO, INC.

(A Colorado Corporation)

March 21, 2007

BYLAWS

OF

MCBC INTERNATIONAL HOLDCO, INC.

i

8.	Secretary	7
9.	Treasurer	7
10.	Assistant Secretaries and Assistant Treasurers	7
11.	Bond of Officers	7
12.	Compensation	7
ARTICLE V—Directors' Conflicts of Interest		8
1.	Conflicting Interest Transaction	8
2.	Effect of Conflict of Interest	8
3.	Notice to Shareholders	8
4.	Interested Directors	8
ARTICLE VI—Indemnification		8
1.	Directors	8
2.	Officers and Employees	9
3.	Mandatory Indemnification	9
4.	Agents and Fiduciaries	9
5.	Procedure	9
6.	Other Remedies	9
7.	Insurance	9
8.	Notice to Shareholders	10
9.	Selection of Counsel	10
ARTICLE VII—Execution of Instruments; Loans; Checks and Endorsements; Deposits; Proxies		10
1.	Execution of Instruments	10
2.	Borrowing	10
3.	Attestation	11
4.	Loans to Directors, Officers, and Employees	11
5.	Checks and Endorsements	11
6.	Deposits	11
7.	Voting of Securities of Other Entities	11
ARTICLE VIII—Shares of Stock		11
1.	Certificates of Stock	11
2.	Shares Without Certificates	11
3.	Transfer of Stock	12
4.	Restrictions on Transfer	12
5.	Holders of Record	12
6.	Shares Held for the Account of a Specified Person or Persons	12
7.	Lost, Destroyed, and Mutilated Certificates	12
ARTICLE IX—Dividends and Other Distributions		12
ARTICLE X—Corporate Records		13
1.	Permanent Records	13
2.	Records at Principal Office	13
3.	Addresses of Shareholders	13
4.	Record of Shareholders	13
5.	Inspection of Corporate Records	13
6.	Audits of Books and Accounts	13
ARTICLE XI—Miscellaneous		13
1.	Corporate Seal	13

ii

2.	Fiscal Year	14
3.	Emergency Bylaws and Actions	14
4.	Amendments	14
5.	Gender	14
6.	Definitions	14
7.	Conflicts	14

iii

ARTICLE I

Offices

        1.    Principal Office.    The principal office of MCBC International Holdco, Inc. (the "Company") shall be located in or near the City of Golden, Colorado. The Board of Directors, from time to time, may change the principal office of the Company.

        2.    Registered Office.    The registered office of the Company required by the Colorado Business Corporation Act, as it may be amended or superseded (the "Act"), to be maintained in the State of Colorado may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors,

        3.    Other Office.    The Company may have one or more offices at such place or places within or outside the State of Colorado as the Board of Directors may from time to time determine or as the business of the Company may require.

ARTICLE II

Shareholders' Meetings

        1.    Annual Meeting.    The annual meeting of the shareholders shall be held each year during the month of May on such date and at such time and place, either within or outside the State of Colorado, as may be determined by the Board of Directors from time to time. At such meeting, the shareholders shall elect a Board of Directors and shall transact such other business as may be brought properly before the meeting.

        2.    Special Meetings.    Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by the Act or by the Articles of Incorporation, may be called at any time by the Chairman, by the President (if he is also a member or the Board of Directors) or by the Board of Directors. A special meeting shall be called by the President or the Secretary upon one or more written demands (which shall state the purpose or purposes therefor) signed and dated by the holders of shares representing not less than ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

        3.    Place of Special Meetings.    Special meetings of shareholders shall be held at such place or places, within or outside the State of Colorado, as may be determined by the Board of Directors and designated in the notice of the meeting. If no place is designated in the notice, or if a special meeting is called otherwise than by the Board of Directors, the place of the meeting shall be the principal office of the Company.

        4.    Notice of Meetings.    Not less than 10 nor more than 60 days prior to each annual or special meeting of shareholders, written notice of the date, time, and place of each meeting, and in the case of special meetings the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting. If the authorized shares of the Company are proposed to be increased, at least 30 days notice in like manner shall be given. If the Act prescribes notice requirements for particular circumstances (as in the case of the sale, lease or exchange of the Company's assets other than in the usual and regular course of business, or the merger or dissolution of the Company), the provisions of the Act shall govern.

        5.    Waiver of Notice.    A shareholder may waive any notice, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

        6.    Action Without A Meeting.

          (a)   Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if all of the shareholders entitled to vote thereon consent in writing to the action taken. Such consent shall have the same force and effect as a unanimous vote of the shareholders.

          (b)   No action taken by written consent shall be effective unless the Company has received writings that describe and consent to the action, signed by all the shareholders entitled to vote on such action. Unless otherwise provided by the Act, action by written consent shall be effective as of the date the last writing necessary to effect the action is received by the Secretary, unless all of the writings necessary to effect the action specify a later date as the effective date of the action.

          (c)   Any shareholder who has signed a writing describing and consenting to action taken by written consent may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder's prior consent thereto is revoked, if such writing is received by the Company before the effectiveness of the action.

        7.    Quorum.    Shareholders may take action at a meeting only if a quorum of the shares entitled to vote is represented in person or by proxy. Unless otherwise provided in the Act or in the Company's Articles of Incorporation, holders of a majority of the shares entitled to vote constitutes a quorum for action at a shareholders' meeting. If a quorum is not present, the shares present at the meeting shall have the power to adjourn the meeting, until the requisite number of shares shall be present or represented.

        8.    Adjournment.    When a meeting is for any reason adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than 120 days from the date of the original meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at such meeting.

        9.    Voting.    Each outstanding share having the right to vote is entitled to one vote for the election of each member of the Board of Directors and on other matters submitted to a vote of the shareholders. Except where the Act or the Articles of Incorporation require a different vote, if a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action. In an election of directors, a majority of shares entitled to vote for directors is required in order to elect a director. Shareholders may vote in person or by proxy pursuant to the provisions of the Act.

        10.    Organization of Meetings.    The chairman of the annual or any special meeting of the shareholders shall be the Chairman of the Board or, in his absence, any person designated by the Board of Directors. The Secretary or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting.

        11.    Meeting by Telecommunication.    A shareholder may participate in an annual or special shareholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. The Board may establish the terms and conditions under which shareholders may participate by such means and shall cause the notice of the meeting to contain such terms and conditions.

ARTICLE III

Board of Directors

        1.    General Powers.    The property, affairs and business of the Company shall be managed by a Board of Directors. In addition to the powers expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such other powers as are not required by statute, resolution of the Board of Directors, the Articles of Incorporation, or by these Bylaws, to be exercised or done by the shareholders.

        2.    Number, Tenure and Qualification.    The number of directors may be increased to fifteen and may be decreased to any number not less than the number of shareholders from time to time, by resolution of the Board of Directors, provided that no such decrease shall have the effect of shortening the term of any incumbent director. The Board of Directors shall be elected at each annual meeting of shareholders and each director shall hold office until the next annual meeting of shareholders, until such director's successor shall be elected and shall qualify, or until such director's earlier death, resignation or removal. Directors must be natural persons at least eighteen years of age but need not be shareholders or residents of the State of Colorado.

        3.    Annual and Regular Meetings.    The Board of Directors shall hold its annual meeting without notice on the same day and at the same place as, but just following, the annual meeting of the shareholders, or at such other date, time and place as may be determined by the Board of Directors. Regular meetings of the Board of Directors shall be held without notice at such dates, times and places as may be determined by the Board of Directors by resolution.

        4.    Special Meetings.    Special meetings of the Board of Directors may be held, with proper notice, upon the call of the Chairman of the Board or by at least one-third of the members of the Board of Directors at such time and place as specified in the notice.

        5.    Notice of Special Meetings.

          (a)   Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least two days prior to such meeting. The notice of a special meeting of the Board of Directors need not state the purposes of the meeting. Notice to each director of any special meeting may be given in person; by telephone, telegraph, teletype, electronically transmitted facsimile, or other form of wire or wireless communication; or by mail or private carrier.

          (b)   Oral notice to a director of any special meeting is effective when communicated. Written notice to a director of any special meeting is effective at the earliest of: (i) the date received; (ii) five days after it is mailed; or (iii) the date shown on the return receipt if mailed by registered or certified mail, return receipt requested, if the return receipt is signed by or on behalf of the director to whom the notice is addressed.

        6.    Waiver of Notice.

          (a)   A director may waive any notice of a meeting before or after the time and date of the meeting stated in the notice. The waiver shall be in writing and signed by the director entitled to the notice. Such waiver shall be delivered to the Secretary for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver.

          (b)   A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless:

      (i)
      At the beginning of the meeting, or promptly upon his later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting; or

      (ii)
      If special notice was required of a particular purpose, the director objects to transacting business with respect to the purpose for which such special notice was required and does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

        7.    Action Without a Meeting.    Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent to such action in writing. Such consent shall be delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action is taken by written consent at the time the last director signs a writing describing the action taken, unless, before such time, any director has revoked his consent pursuant to the provisions of the Act. Action taken without a meeting is effective at the time it is taken unless the directors establish a different effective date. Action taken by written consent has the same effect as action taken at a meeting of the Board of Directors, and may be described as such in any document.

        8.    Quorum and Voting.    Except as otherwise provided by the Act or by these Bylaws, a majority of the directors in office at the time of any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. The vote of a majority of the directors present at the meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum can be obtained.

        9.    Organization and Procedure.    The Board of Directors shall elect a Chairman of the Board from among its members. If the Board deems it necessary, it may elect a Vice-Chairman of the Board from among its members to perform the duties of the Chairman of the Board in his absence and such other duties as the Board of Directors may assign. The Chairman of the Board or, in his absence, the Vice-Chairman of the Board, or in his absence, any director chosen by a majority of the directors present, shall act as chairperson of the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the chairperson shall act as secretary of each meeting of the Board of Directors.

        10.    Resignation.    Any director of the Company may resign at any time by giving written notice to the Board of Directors or the Secretary of the Company at the Company's principal office. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        11.    Removal.    Any director may be removed, either with or without cause, at any time, at a special meeting of the shareholders called for such purpose, if the number of votes cast in favor of removal exceeds the number of votes cast against removal. A vacancy in the Board of Directors caused by any such removal may he filled by the shareholders at such meeting or, if such shareholders at such meeting shall fail to fill such vacancy, by a majority of the remaining directors at any time before the end of the unexpired term of the director removed.

        12.    Vacancies.    A vacancy occurring in the Board of Directors, other than a vacancy due to an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors even if the remaining directors constitute less than a quorum, or by the affirmative vote of two directors if there are only two directors remaining, or by a sole remaining director, or by the shareholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by the shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

        13.    Dissenting Directors.    A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

          (a)   He objects at the beginning of such meeting, or promptly upon his later arrival, to the holding of the meeting or the transacting of business at the meeting;

          (b)   He contemporaneously requests that his dissent or abstention from the action taken be entered in the minutes of such meeting; or

          (c)   He gives written notice of his dissent or abstention to the presiding officer of such meeting before its adjournment or to the Secretary of the Company promptly after adjournment of such meeting.

        The right of dissent as to a specific action in a meeting of the Board or a committee is not available to a director who votes in favor of such action.

        14.    Executive and Other Committees.    Except as otherwise required by the Act, the Board of Directors, by the vote of a majority of the number of directors then in office, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in the resolution and except as otherwise prescribed by the Act, shall have and may exercise the authority delegated to them by the Board of Directors by charter, resolution or otherwise. No committee shall:

          (a)   authorize dividends or other distributions;

          (b)   approve or propose to shareholders action that the Act requires to be approved by shareholders;

          (c)   fill vacancies on the Board of Directors or on any of its committees;

          (d)   amend the Articles of Incorporation;

          (e)   adopt, amend, or repeal these Bylaws;

          (f)    approve a plan of merger not requiring shareholder approval;

          (g)   authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

          (h)   authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that with respect to this clause (h) the Board of Directors may authorize a committee to do so within limits specifically prescribed by the Board of Directors.

        The provisions of these Bylaws governing meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees and the members thereof. Each committee established by the Board of Directors shall prepare minutes of its meetings which shall be delivered to the Secretary of the Company for inclusion in the Company's records.

        15.    Compensation of Directors.    The Board of Directors shall determine and fix the compensation, if any, and the reimbursement of expenses which shall be allowed and paid to the directors. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

        16.    Meeting by Telecommunication.    One or more members of the Board of Directors may participate in a meeting of the Board of Directors through the use of any means of communication by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

ARTICLE IV

Officers

        1.    Appointment and Tenure.    The officers of the Company shall consist of a Chairman of the Board (sometimes herein called the "Chairman"), a President, a Secretary and a Treasurer. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary. The Board of Directors shall appoint the Company's officers annually or at such other times as the Board shall designate. Such officers at all times shall be subject to the supervision, direction and control of the Board of Directors. The Board of Directors may delegate, by specific resolution, to an officer the power to appoint other specified officers or assistant officers. Each officer appointed shall continue in office until the next annual meeting of the Board of Directors at which officers are appointed, or until such officer's earlier death, resignation or removal. Any two or more offices may be held by the same person. Each officer shall be a natural person who is eighteen years of age or older.

        2.    Resignation, Removal and Vacancies.    Any officer may resign at any time by giving written notice of resignation to the Board of Directors by delivery of such notice to the Secretary. Such resignation shall take effect when the notice is received by the Company unless the notice specifies a later effective date, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may remove any officer at any time with or without cause. The Board of Directors may also delegate to an officer the power to remove other specified officers or assistant officers. If any office becomes vacant for any reason, the vacancy may be filled by, or as specifically authorized by, the Board of Directors. An officer appointed to fill a vacancy shall serve for the unexpired term of such officer's predecessor, or until such officer's earlier death, resignation or removal.

        3.    Temporary Delegation of Duties.    In case of the absence of any officer, or his disability to perform his duties, or for any other reason deemed sufficient by the Board of Directors, the Board may delegate the powers and duties of such officer to any other officer or to any director temporarily, provided that a majority of the whole Board of Directors concurs and that no such delegation shall result in giving to the same person conflicting duties.

        4.    Chairman of The Board.    The Chairman of the Board shall preside at meetings of the Board of Directors and of the shareholders at which he is present, and shall perform such other duties as the Board of Directors may from time to time determine.

        5.    Chief Executive Officer.    The Chief Executive Officer (sometimes referred to herein as the "CEO"), if one is elected by the Board of Directors, shall perform all duties customarily delegated to the chief executive officer of a corporation and such other duties as may from time to time be assigned to him by the Board of Directors and these Bylaws.

        6.    President.    If there is no separate Chief Executive Officer, the President shall be the CEO of the Company; otherwise, the President shall be responsible to the CEO for the day-to-day operations of the Company. The President shall have general and active management of the business of the Company; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall perform all duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.

        7.    Vice Presidents.    The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President.

        8.    Secretary.    The Secretary of the Company (sometimes referred to herein as the "Secretary") shall have the duty and power to:

          (a)   Assure that all notices are given in accordance with the provisions of these Bylaws and as required by law.

          (b)   Prepare and maintain the minutes of the meetings of the shareholders, the Board of Directors and committees thereof, and other records and information required to be kept by the Company pursuant to the Act, including those records set forth in Article X of these Bylaws.

          (c)   Authenticate records of the Company.

          (d)   In general, perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

        9.    Treasurer.    The Treasurer shall have the duty and power to:

          (a)   Have the charge and custody of, and be responsible for, all funds and securities of the Company and deposit all such funds in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws or as directed by the Board of Directors.

          (b)   Maintain books of account and records and exhibit such books of account and records to any of the directors of this Company at any reasonable time.

          (c)   Render a statement of the condition of the finances of the Company as requested by the Board of Directors and, if called upon to do so, make a full financial report at the annual meeting of the shareholders.

          (d)   Receive, and give receipts for, monies due and payable to the Company from any source whatsoever.

          (e)   In general, perform all of the duties incident to the office of Treasurer and such other duties as may, from time to time, be assigned to him by the Board of Directors or the President.

        10.    Assistant Secretaries and Assistant Treasurers.    The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence or at the request of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

        11.    Bond of Officers.    The Board of Directors may require any officer or agent to give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for such terms and conditions as the Board of Directors may specify, including without limitation for the faithful performance of such officer's duties and for the restoration to the Company of any property belonging to the Company in such officer's possession or under the control of such officer.

        12.    Compensation.    The salaries and other compensation of the officers shall be fixed or authorized from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Company.

ARTICLE V

Directors' Conflicts of Interest

        1.    Conflicting Interest Transaction.    The term "conflicting interest transaction" means any of the following:

          (a)   A loan or other assistance by the Company to a director of the Company or to an entity in which a director of the Company is a director or officer or has a financial interest;

          (b)   A guaranty by the Company of an obligation of a director of the Company or of an obligation of an entity in which a director of the Company is a director or officer or has a financial interest; or

          (c)   A contract or transaction between the Company and a director of the Company or between the Company and an entity in which a director of the Company is a director or officer or has a financial interest.

        2.    Effect of Conflict of Interest.    No conflicting interest transaction shall be void or voidable solely because the conflicting interest transaction involves a director of the Company or an entity in which a director of the Company is a director or officer or has a financial interest or solely because the director is present at or participates in the meeting of the Board of Directors which authorizes, approves, or ratifies the conflicting interest transaction or solely because the director's vote is counted for such purpose if:

          (a)   The material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes, approves, or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or

          (b)   The material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed, or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved, or ratified in good faith by vote of such shareholders; or

          (c)   The conflicting interest transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

        3.    Notice to Shareholders.    The Board of Directors or a committee thereof shall not authorize a conflicting interest transaction consisting of a loan or guaranty pursuant to paragraph (a) of Section 1 above until at least 10 days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.

        4.    Interested Directors.    Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves, or ratifies the contract or transaction.

ARTICLE VI

Indemnification

        1.    Directors.    The Company shall indemnify to the fullest extent allowed by the Act, but subject to all conditions and limitations provided by the Act, any person who serves or who has served at any time as a director of the Company, and any director who, at the request of the Company, serves or at any time has served as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or other person or entity or of an employee benefit plan, against any and all liabilities and reasonable expenses incurred in connection with any action, suit, or proceeding to which such director is made a party, and which may be asserted against him in such capacity. A director shall be considered to be serving an employee benefit plan at the Company's request if his duties to the Company also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Company shall not indemnify a director with respect to conduct not reasonably related to his services to, or as requested by, the Company or with respect to a personal benefit improperly received by him.

        2.    Officers and Employees.    The Company shall indemnify, to the extent and in the manner described herein, any person who serves or who has served at any time as an officer or employee of the Company, and any officer or employee who, at the request of the Company, serves or at any time has served as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or other person or entity or of an employee benefit plan, against any and all liabilities and reasonable expenses incurred in connection with any action, suit, or proceeding which is or may be asserted against the officer or employee for acts within the scope of the officer or employee's duties in such capacity, except for matters in which the person shall be adjudged in any action, suit, or proceeding to be liable for his own gross negligence or willful misconduct in the performance of any duty, and except for any personal benefit improperly received by him.

        3.    Mandatory Indemnification.    The Company shall indemnify a director, officer, or employee who was wholly successful, on the merits or otherwise, in the defense of any action, suit, or proceeding to which the person was a party because the person is or was a director, officer, or employee, against liabilities and reasonable expenses incurred by him in connection with the action, suit, or proceeding.

        4.    Agents and Fiduciaries.    The Company may indemnify a person who serves or who has served at any time as an agent or fiduciary of the Company against liabilities and reasonable expenses incurred in connection with any action, suit, or proceeding to which he is made a party, or which may be asserted against him, by reason of serving in such a capacity, in such circumstances and in such amounts as the Board of Directors shall deem appropriate.

        5.    Procedure.    In each instance in which indemnification is claimed or requested under Section 1 of this Article VI, the Board of Directors shall determine, or shall direct any person or body, as permitted by the Act, to determine (a) whether or not indemnification is permissible in the circumstances, and (b) the amount of liability and expenses with respect to which indemnification should be provided. The responsibility for implementing the indemnification of officers and employees pursuant to Section 2 of this Article VI may be assigned to such officers within the Company as the Board of Directors determines. However, the Board retains its authority to review or consider such matters in appropriate circumstances.

        6.    Other Remedies.    Except as limited by the Act, any indemnification provided herein shall be in addition to any other rights to which those indemnified may be entitled by the Act or pursuant to any agreement, vote of shareholders, or otherwise, and shall be available to the heirs, personal representatives, and successors of the person entitled to such indemnification,

        7.    Insurance.    The Company may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company, or who, while a director, officer, employee, fiduciary, or agent of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify the person against the same liability under the Act. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Company has an equity or any other interest through stock ownership or otherwise.

        8.    Notice to Shareholders.    If the Company indemnifies or advances expenses to a director under this Article VI in connection with a proceeding by or in the right of the Company, the Company shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

        9.    Selection of Counsel.    Notwithstanding any other provision of the Article, the Company may condition the right to indemnification of a director, officer, or employee on its right to select legal counsel representing such director, officer or employee on the terms of this Section 9.

        The Company shall have the right to select counsel for any director, officer, or employee in any legal action that may give rise to indemnification under this Article VI provided that: (a) the Company consults with the director, officer or employee seeking indemnification with respect to the selection of competent legal counsel; and (b) the Company pays all reasonable fees and costs incurred by the attorney in defending the director, officer, or employee (subject to the Company's right to recover such fees and costs if it is determined at the conclusion of the action, suit, or proceeding that there is no right of indemnification).

        Notwithstanding any other provision of this Article VI, the Company shall not be responsible for indemnification of any director, officer, or employee who declines to use counsel reasonably selected by the Company as provided in this Section 9. Counsel shall be deemed to be reasonably selected by the Company if such counsel is a competent attorney who can independently represent the director, officer, or employee consistent with the applicable ethical standards of the Code of Professional Responsibility.

ARTICLE VII

Execution of Instruments; Loans; Checks and Endorsements; Deposits; Proxies

        1.    Execution of Instruments.    Except as otherwise provided by the Board of Directors, the Chairman, the President, any Vice President, the Treasurer, or the Secretary shall have the power to execute and deliver on behalf of and in the name of the Company any instrument requiring the signature of an officer of the Company. Unless authorized to do so by these Bylaws or by the Board of Directors, no assistant officer, agent, or employee shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable pecuniarily for any purpose or in any amount.

        2.    Borrowing.    No loan shall be contracted on behalf of the Company, and no evidence of indebtedness shall be issued, endorsed, or accepted in its name, unless authorized by the Board of Directors or a committee designated by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Company from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Company; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Company as security for the payment of any loans or obligations of the Company, and to that end may execute and deliver for the Company such instruments as may be necessary or proper in connection with such transaction.

        3.    Attestation.    All signatures authorized by this Article may be attested, when appropriate or required, by any officer of the Company except the officer who signs on behalf of the Company.

        4.    Loans to Directors, Officers, and Employees.    The Company may lend money to, guarantee the obligations of, and otherwise assist directors, officers, and employees of the Company, or directors of another corporation of which the Company owns a majority of the voting stock, only upon compliance with the requirements of the Act.

        5.    Checks and Endorsements.    All checks, drafts, or other orders for the payment of money, obligations, notes, or other evidences of indebtedness issued in the name of the Company and other such instruments shall be signed or endorsed for the Company by such officers or agents of the Company as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

        6.    Deposits.    All funds of the Company not otherwise employed shall be deposited from time to time to the Company's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Company who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign, and deliver for collection and deposit checks, drafts, and other orders for the payment of money payable to the Company or its order.

        7.    Voting of Securities of Other Entities.    Unless otherwise provided by resolution of the Board of Directors, the Chairman, Chief Executive Officer, or the President, or any officer designated in writing by any of them, is authorized to attend in person, or may execute written instruments appointing a proxy or proxies to represent the Company at, all meetings of any corporation, partnership, limited liability company, association, joint venture, or other entity in which the Company holds any securities or other interests and may execute written waivers of notice with respect to any such meetings. At all such meetings, any of the foregoing officers, in person or by proxy as aforesaid and subject to the instructions, if any, of the Board of Directors, may vote the securities or interests so held by the Company, may execute any other instruments with respect to such securities or interests, and may exercise any and all rights and powers incident to the ownership of said securities or interests. Any of the foregoing officers may execute one or more written consents to action taken in lieu of a formal meeting of such corporation, partnership, limited liability company, association, joint venture, or other entity.

ARTICLE VIII

Shares of Stock

        1.    Certificates of Stock.    The issuance or sale of shares of stock by the Company shall be made only upon authorization by the Board of Directors. Stock certificates shall be in a form designated by the Board of Directors which complies with provisions of the Act. They shall be numbered in the order of their issue and shall be signed by the President or the CEO and by the Secretary or the Treasurer. Facsimile signatures may be used if the certificate is countersigned by a transfer agent. A transfer agent may be an independent third party, the Company itself, or an employee of the Company. The validity of any certificate for shares, otherwise valid, shall not be affected in the event that the delivery of such a certificate occurs after an officer or agent whose signature appears therein is no longer an officer or agent. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors for that purpose. Notice of any restrictions on the transfer of stock shall be printed or typed on each stock certificate issued by the Company.

        2.    Shares Without Certificates.    The Board of Directors may authorize the issuance of shares of the Company without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Company. Within a reasonable time following the issue or transfer of shares without certificates, the Company shall send the shareholder a complete written statement of the information that would be required on certificates by the Act.

        3.    Transfer of Stock.    Subject to any transfer restrictions set forth or referred to on the stock certificate or of which the Company otherwise has notice, shares of the Company shall be transferable on the books of the Company upon presentation to the Company or to the Company's transfer agent of a stock certificate signed by, or accompanied by an executed assignment from, the holder of record thereof, his duly authorized legal representative, or other appropriate person as permitted by the Act. The Company may require that any transfer of shares be accompanied by proper evidence reasonably satisfactory to the Company or to the Company's transfer agent that such endorsement is genuine and effective. Upon presentation of shares for transfer as provided above, the payment of all taxes, if any, therefor, and the satisfaction of any other requirement of law, including inquiry into and discharge of any adverse claims of which the Company has notice, the Company shall issue a new certificate to the person entitled thereto and cancel the old certificate. Every transfer of stock shall be entered on the stock books of the Company to accurately reflect the record ownership of each share. The Board of Directors also may make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company.

        4.    Restrictions on Transfer.    All shares of stock in the Company are transferable and any shareholder may sell, assign, or transfer his shares of stock, provided that no shareholder shall sell his shares in the Company without first offering such shares for sale to the other shareholders of record in accordance with any existing shareholder agreement. Any such agreement shall be kept on file in the principal office of the Company and shall be available for inspection by any shareholder or any person desiring to purchase stock in the Company.

        5.    Holders of Record.    The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be allowed by these Bylaws or required by the laws of Colorado.

        6.    Shares Held for the Account of a Specified Person or Persons.    The Board of Directors, in the manner provided by the Act, may adopt a procedure whereby a shareholder of the Company may certify in writing to the Company that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons.

        7.    Lost, Destroyed, and Mutilated Certificates.    The holder of any stock of the Company shall notify the Company of any loss, destruction, or mutilation of the certificate therefor and the Secretary shall cause a new certificate or certificates to be issued to him upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, in the discretion of the Secretary, the deposit of a bond in such form and amount (not exceeding double the value of the stock represented by such certificate) and with such surety or sureties as the Secretary may require.

ARTICLE IX

Dividends and Other Distributions

        Subject to the provisions of the Act, dividends and other distributions may be declared by the Board of Directors in such form, frequency, and amounts as the condition of the affairs of the Company shall render advisable.

ARTICLE X

Corporate Records

        1.    Permanent Records.    The Company shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or the Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Company, and a record of all waivers of notices of meetings of shareholders and of the Board of Directors or any committee of the Board of Directors.

        2.    Records at Principal Office.    The Company shall comply with the provisions of the Act regarding maintenance of records and shall keep the following records at its principal office:

          (a)   its Articles of Incorporation;

          (b)   its Bylaws;

          (c)   the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

          (d)   all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group;

          (e)   a list of the names and business addresses of its current directors and officers;

          (f)    a copy of its most recent corporate report delivered to the Secretary of State pursuant to the Act; and

          (g)   all financial statements prepared for periods ending during the last three years that a shareholder could have requested pursuant to the Act.

        3.    Addresses of Shareholders.    Each shareholder shall furnish to the Secretary of the Company or the Company's transfer agent an address to which notices from the Company, including notices of meetings, may be directed and if any shareholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such shareholder at such shareholder's address last known to the Secretary or transfer agent.

        4.    Record of Shareholders.    The Secretary shall maintain, or shall cause to be maintained, a record of the names and addresses of the Company's shareholders, in a form that permits preparation of a list of shareholders that is arranged by voting group and, within each voting group, by class or series of shares, that is alphabetical within each class or series, and that shows the address of, and the number of shares of each class or series held by, each shareholder.

        5.    Inspection of Corporate Records.    Shareholders shall have those rights to receive by mail or to inspect and copy such Company records, pursuant to such procedures, as provided in the Act.

        6.    Audits of Books and Accounts.    The Company's books and accounts may be audited at such times and by such auditors as shall be specified and designated by resolution of the Board of Directors.

ARTICLE XI

Miscellaneous

        1.    Corporate Seal.    The corporate seal shall be in the form approved by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or any Assistant Secretary for the authentication of contracts or other papers requiring the seal.

        2.    Fiscal Year.    The fiscal year of the Company shall be as established by the Board of Directors.

        3.    Emergency Bylaws and Actions.    Subject to repeal or change by action of the shareholders, the Board of Directors may adopt emergency bylaws and exercise other powers in accordance with and pursuant to the provisions of the Act.

        4.    Amendments.    The Board of Directors may amend, restate, or repeal the Bylaws or adopt new Bylaws by the affirmative vote of the number of directors constituting a majority of the full Board of Directors. The shareholders also may amend, restate, or repeal the Bylaws or adopt new Bylaws. The power of the Board of Directors to amend or repeal the Bylaws or to adopt new Bylaws may be limited by the Articles of Incorporation, by adoption of an amendment to the Articles of Incorporation, or by an amendment to the Bylaws adopted by the shareholders which reserves such authority in whole or in part to said shareholders with respect to a particular Bylaw.

        5.    Gender.    The masculine gender is used in these Bylaws as a matter of convenience only and shall be interpreted to include the feminine gender as the circumstances indicate.

        6.    Definitions.    Terms not otherwise defined in these Bylaws shall have the meanings set forth in the Act.

        7.    Conflicts.    In the event of any irreconcilable conflict between these Bylaws and either the Articles of Incorporation or the Act, the Articles of Incorporation shall control; provided that, if there is any irreconcilable conflict between the Articles of Incorporation and the Act, then the Act shall control.

        The foregoing Bylaws of MCBC International Holdco, Inc. were approved and adopted by the Board of Directors on the 21st day of March, 2007.

Douglas N. Beck, Secretary